                                                                   EXHIBIT 10.18

================================================================================


                           DMG NEW JERSEY ALC, INC.,

                                 as Mortgagor

                                      to

                    TRANSATLANTIC CAPITAL COMPANY, L.L.C.,

                                 as Mortgagee


                            ----------------------


                        MORTGAGE AND SECURITY AGREEMENT


                            ----------------------


                            Date: November 12, 1998

                  PREPARED BY AND UPON RECORDATION RETURN TO:

                         Cadwalader, Wickersham & Taft
                                100 Maiden Lane
                           New York, New York 10038

                      Attention:  Robert McDonough, Esq.


================================================================================

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

INDEX OF DEFINITIONS...............................................................................   iv

PART I

ARTICLE I.  TAXES AND UTILITIES....................................................................    5
  1.1.  Payment of Taxes...........................................................................    5
  1.2.  Tax and Insurance Impound Account..........................................................    5
  1.3.  Payment of Utilities, Assessments, Charges, Etc............................................    6
  1.4.  Additional Taxes...........................................................................    6

ARTICLE II.  INSURANCE.............................................................................    7
  2.1.  Insurance..................................................................................    7

ARTICLE III.  CASUALTY AND CONDEMNATION............................................................   10
  3.1.  Casualty and Condemnation..................................................................   10

ARTICLE IV.  ENVIRONMENTAL MATTERS.................................................................   12
  4.1.  Hazardous Waste and Other Substances.......................................................   12

ARTICLE V.  RESERVES...............................................................................   16
  5.1.  Payment Reserve............................................................................   16
  5.2.  Replacement Reserve........................................................................   17
  5.3.  Repair and Remediation Reserve.............................................................   18
  5.4.  Intentionally Deleted......................................................................   19
  5.5.  Reserves Generally; Security Interest......................................................   19

ARTICLE VI.  RENTS; LEASES; ALIENATION.............................................................   20
  6.1.  Rents and Profits..........................................................................   20
  6.2.  Leases.....................................................................................   21
  6.3.  Alienation and Further Encumbrances........................................................   22
  6.4.  Easements and Rights-of-Way................................................................   25
  6.5.  Partial Release of Mortgaged Property......................................................   25

ARTICLE VII.  PROPERTY MANAGEMENT..................................................................   26
  7.1.  Management.................................................................................   26

ARTICLE VIII.  INDEMNIFICATION.....................................................................   27
  8.1.  Indemnification; Subrogation...............................................................   27

ARTICLE IX.  REPORTING.............................................................................   28
  9.1.  Access Privileges and Inspections..........................................................   28
  9.2.  Financial Statements and Books and Records.................................................   28


ARTICLE X.  WARRANTIES AND COVENANTS...............................................................   29
  10.1.  Warranties of Mortgagor...................................................................   29
  10.2.  Waste; Alteration of Improvements.........................................................   33
  10.3.  Zoning....................................................................................   33
  10.4.  Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Mortgagor......   33
  10.5.  Accounts Receivable Financing.............................................................   35

ARTICLE XI.  FURTHER ASSURANCES....................................................................   38
  11.1.  Defense of Title..........................................................................   38
  11.2.  Performance of Obligations................................................................   38
  11.3.  Construction Liens........................................................................   39
  11.4.  Further Documentation.....................................................................   39
  11.5.  Payment of Costs; Mortgagee's Right to Cure...............................................   40
  11.6.  Compliance with Laws......................................................................   41
  11.7.  Attorney-in-Fact Provisions...............................................................   41

ARTICLE XII.  PAYMENT; DEFEASANCE; PREPAYMENT......................................................   41
  12.1.  Payment of the Notes......................................................................   41
  12.2.  Computation of Interest...................................................................   42
  12.3.  Application of Payments...................................................................   42
  12.4.  Prepayment................................................................................   42
  12.5.  Defeasance................................................................................   42
  12.6.  Optional Prepayment Date Provisions.......................................................   46

ARTICLE XIII.  SECURITY PROVISIONS.................................................................   46
  13.1.  Security Interest.........................................................................   46
  13.2.  Security Agreement........................................................................   46
  13.3.  Secured Indebtedness......................................................................   46

ARTICLE XIV.  DEFAULT..............................................................................   48
  14.1.  Events of Default.........................................................................   48

ARTICLE XV.  REMEDIES..............................................................................   50
  15.1.  Remedies Available........................................................................   50
  15.2.  Application of Proceeds...................................................................   52
  15.3.  Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney...   52
  15.4.  Occupancy After Foreclosure...............................................................   54
  15.5.  Notice to Account Debtors.................................................................   54
  15.6.  Cumulative Remedies.......................................................................   54
  15.7.  Payment of Expenses.......................................................................   54
  15.8.  Mortgagor's Waivers.......................................................................   54
  15.9.  Submission to Jurisdiction; Waiver of Jury Trial..........................................   55

ARTICLE XVI.  MISCELLANEOUS TERMS AND CONDITIONS...................................................   56


  16.1.  Time of Essence...........................................................................   56
  16.2.  Release of Mortgage.......................................................................   56
  16.3.  Notices...................................................................................   56
  16.4.  Successors and Assigns; Joint and Several Liability.......................................   57
  16.5.  Severability..............................................................................   57
  16.7.  Gender....................................................................................   57
  16.7.  Waiver; Discontinuance of Proceedings.....................................................   57
  16.8.  Section Headings..........................................................................   58
  16.9.  Governing Law.............................................................................   58
  16.10. Counting of Days..........................................................................   58
  16.11. Relationship of the Parties...............................................................   58
  16.12. Unsecured Portion of Indebtedness.........................................................   58
  16.13. Cross Default.............................................................................   58
  16.14. Inconsistency with Other Loan Documents...................................................   58
  16.15. No Merger.................................................................................   59
  16.16. Rights With Respect to Junior Encumbrances................................................   59
  16.17. Mortgagee May File Proofs of Claim........................................................   59
  16.18. Fixture Filing............................................................................   59
  16.19. Counterparts..............................................................................   59
  16.20. Recording and Filing......................................................................   59
  16.21. Entire Agreement and Modifications........................................................   60
  16.22. Maximum Interest..........................................................................   60
  17.01. Certain Matters Relating to Mortgaged Property Located in the State of New Jersey.........   60
  17.02. Receipt of Mortgage.......................................................................   63

                             INDEX OF DEFINITIONS

"Accounts Receivable" - Paragraph (o) of the granting clause
 -------------------

"Accounts Receivable Acquiror" - Section 10.5
 ----------------------------

"Accrued Interest" - Section 12.6. (h)
 ----------------

"Assignment" - Section 6.1.
 ----------

"A/R Financing Documents" - Section 10.5 (b)
 -----------------------

"Buyer" - Section 6.3. (a) (ii)
 -----

"CERCLA" - Section 4.1. (a)
 ------

"Collateral" - Section 13.1.
 ----------

"Contracts" - Paragraph (i) of the granting clause
 ---------

"Debt" - Paragraph (d) of the securing clause
 ----

"Default" - Section 1.2.
 -------

"Default Interest Rate" - As defined in the Note
 ---------------------

"Defeasance Collateral" - Section 12.5.
 ---------------------

"Defeasance Security Agreement" - Section 12.5.
 -----------------------------

"Engineering Report" - Section 10.1.
 -------------------

"Environmental Indemnity Agreement" - Section 4.1.
 ---------------------------------

"Environmental Laws" - Section 4.1. (a)
 ------------------

"Equipment" - Paragraph (g) of the granting clause
 ---------

"Event of Default" - Section 14.1.
 ----------------

"General Intangibles" - Paragraph (k) of the granting clause
 -------------------

"Governmental Entities" - Paragraph (o) of the granting clause
 ---------------------

"Hazardous Substances" - Section 4.1. (a)
 --------------------

"Impound Account" - Section 1.2.
 ---------------

"Improvements" - Paragraph (b) of the granting clause
 ------------

"Indemnitor" - Section 10.1. (b)
 ----------

"Insurer" - Paragraph (o) of the granting clause
 -------

"Interest" - Section 16.22.
 --------

"Lead Based Paint" - Section 4.1.
 ----------------

"Lead Based Paint Report" - Section 4.1.
 -----------------------

"Lease; Leases" - Paragraph (h) of the granting clause
 -------------

"Licenses" - Section 10.1. (f)
 --------

"Loan Documents" - Paragraph (b) of the securing clause & Section 6.5
 --------------

"MAGR" - Section 10.5 (c)
 ----

"Monthly Payment" - As defined in the Note
 ---------------

"Mortgaged Property" - First paragraph of the granting clause
 ------------------

"Note" - Paragraph (a) of the securing clause
 ----

"Optional Prepayment Date" - Section 12.6. (a)
 ------------------------

"O&M" - Section 4.1 (j)
 ---

"Partial Release" - Section 6.5
 ---------------

"Partial Release Parcels" - Section 6.5
 -----------------------

"Payment Dates" - As defined in the Note
 -------------

"Payment Reserve" - Section 5.1. (a)
 ---------------

"Permitted Encumbrances" - Section 10.1. (a)
 ----------------------

"Permitted Materials" - Section 4.1. (a)
 -------------------

"Premises" - Paragraph (a) of the granting clause
 --------

"Release Date" - Section 12.5.
 --------

"REMIC" - Section 12.5.
 -----

"Rent Roll" - Section 10.1. (t)
 ---------

"Rents and Profits" - Paragraph (h) of the granting clause
 -----------------

"Replacement Reserve" - Section 5.2. (a)
 -------------------

"Replacements" - Section 5.2. (a)
 ------------

"Reserves" - Section 5.5.
 --------

"Rollover Expenses" - Section 5.4.
 -----------------

"Rollover Reserve" - Section 5.4.
 ----------------

"Sale" - Section 6.3. (a)
 ----

"Stub Interest" - As defined in the Note
 -------------

"Tenant; Tenants" - Paragraph (h) of the granting clause
 ---------------

"Tenant Improvements" - Section 5.4.
 -------------------

"UCC" - Paragraph (g) of the granting clause
 ---

                        MORTGAGE AND SECURITY AGREEMENT
                        -------------------------------

          THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is dated as of
                                                      --------
November 12, 1998 and is given by DMG NEW JERSEY ALC, INC., a Nevada corporation, as Mortgagor ("Mortgagor"), whose address is 9955 S.E. Washington,
                            ---------
Suite 303, Portland, Oregon 97216 to TRANSATLANTIC CAPITAL COMPANY, L.L.C., a Delaware limited liability company, as Mortgagee ("Mortgagee"), whose address is
                                                   ---------
31 West 52nd Street, 10th Floor, New York, New York  10019.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          In order to secure:

          (a) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note")
                                                                          ----
of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of EIGHT MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($8,700,000), together with interest as therein provided;

          (b) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums herein or
                    --------------
therein covenanted to be paid;

          (c) Any and all additional advances made by Mortgagee to protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances); and

          (d) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due.

          (All of the sums and covenants referred to in Paragraphs (A) through
                                                        ----------------------
(D) above are herein referred to as the "Debt");
- ---                                      ----

          And in consideration of the Debt and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns to Mortgagee, and creates a security interest in, all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Mortgagor (collectively, the "Mortgaged Property"):
                              ------------------

          (a) All that certain real property situated in the Counties of Salem, Cape May and Burlington, State of New Jersey, more particularly described in Exhibit A attached hereto (the "Premises"), together with all of the easements,
- ---------                       --------
rights and appurtenances now or hereafter in any way appertaining thereto, either at law or in equity, whether now owned or hereafter acquired by Mortgagor;

          (b) All structures, buildings and improvements of every kind and description now or at any time hereafter located on the Premises (the "Improvements");
- -------------

          (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part thereof, and all estates, rights, interests and appurtenances, reversions and remainders whatsoever, in any way belonging or appertaining to the Mortgaged Property or any part thereof, whether now owned or hereafter acquired by Mortgagor;

          (d) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired by Mortgagor;

          (e) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

          (f) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements;

          (g) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, bedding and linens and all appliances, communication, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and sprinkler and fire and theft protection equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements except to the extent any of the same constitute fixtures) (collectively, the "Equipment"). To the extent
                                                  ---------
any portion of the Equipment is not deemed real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Mortgage shall be deemed to constitute a security agreement for the purposes of creating a security interest therein in favor of Lender under the Uniform Commercial Code of the state in which the Premises are located (the "UCC");
                           ---

          (h) All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and residency and occupancy agreements of all or any part of the Premises or the Improvements (each, a "Lease" and collectively,
                                                       -----
"Leases"), whether written or oral, now or hereafter entered into and all rents,
 ------
royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the "Rents and Profits") of the Premises or the
                             -----------------
Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or any of the General Intangibles and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a

"Tenant" and collectively, "Tenants"), as applicable, of their obligations under
- -------                     -------
any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 6.1 hereinbelow;
                                        -----------

          (i) All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the

"Contracts") and all revenue, income and other benefits thereof, including,
- ----------
without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including all architectural renderings, models, specifications, plans, drawings, surveys, tests, reports, data, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

          (j) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, Health Care Operating Licenses (to the extent that it may be lawfully mortgaged), certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

          (k) All present and future funds, accounts, instruments, accounts receivable, documents, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) (collectively, the "General Intangibles"), but not including any
                                  -------------------
Accounts Receivable;

          (l) All insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

          (m) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Payment Reserve, and the Replacement Reserve and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements;

          (n) All present and future monetary deposits given by Mortgagor to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements, to the extent Mortgagor is entitled to returns thereof;

          (o) To the extent that same may be lawfully mortgaged, all rights to receive payments owing to Mortgagor arising out of the rendition of services at or from the Premises to individuals by Mortgagor, including all rights to reimbursement under any agreements with, and payments from, any Insurer or Governmental Entity, together with all accounts and general intangibles related thereto, all rights and remedies, claims, guaranties, security interests and liens in respect of the foregoing, all books, records and other property evidencing or related to the foregoing and all proceeds of the foregoing, but not including Rents and Profits (the "Accounts Receivable"). As used herein, "Insurer" means any entity which in the ordinary course of its business or activities agrees to pay for Healthcare goods and services received by individuals, including commercial insurance companies, non-profit insurance companies (such as Blue Cross and Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations and insurance companies issuing health, personal injury, workers' compensation or other types of insurance. As used herein, "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. 1395, et. seq.), including payments under Medicare and Medicaid, and payments administered or regulated by the Health Care Financing Administration;

          (p) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

          (q) All other or greater rights and interests of every nature in the Premises and the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, their respective successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject only to the Permitted Encumbrances, to Mortgagee against every person whomsoever may lawfully claim the same or any part thereof;

          PROVIDED, HOWEVER, that if the Debt shall have been paid and performed in full, then, in such case, the liens, security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Mortgaged Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly satisfy and release this Mortgage of record and the lien hereof by proper instrument.

          For the purpose of further securing the Debt for so long as the Debt or any part thereof remains incomplete or unpaid, Mortgagor covenants and agrees as follows:

                                     PART I

                                   ARTICLE I.

                              TAXES AND UTILITIES
                              -------------------

          1.1. Payment of Taxes.  Mortgagor shall pay or cause to be paid,
               ----------------
except to the extent provision is actually made therefor pursuant to Section 1.2
                                                                     -----------
below, all taxes and assessments which are or may become a lien on any portion of, or interest in, the Mortgaged Property or which are assessed against or imposed upon any portion of, or interest in the Mortgaged Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and an additional sum sufficient in the sole judgment of Mortgagee to cover possible interest, costs and penalties; provided, however, that taxes, assessments, interest, costs and
               --------  -------
penalties owing shall be paid by Mortgagor prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

          1.2. Tax and Insurance Impound Account. Mortgagor shall establish and
               ---------------------------------
maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes and
      ---------------
assessments and insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount reasonably determined by Mortgagee. Commencing on the first Payment Date under the Note and continuing thereafter on each subsequent Payment Date, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no Event of Default has occurred which has not been waived, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a "Default"), all sums in
                                                         -------
the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and not been waived, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor.

          1.3. Payment of Utilities, Assessments, Charges, Etc.  Mortgagor shall
               ------------------------------------------------
pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

          1.4. Additional Taxes. In the event of the enactment after the date
               ----------------
hereof of any law imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or the interest of the Mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if,
                                                   --------  -------
in the opinion of counsel for Mortgagee, (a) it might be unlawful to require Mortgagor to make such payment or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full ninety (90) days from the giving of such notice, and, in connection with such payment of the Debt, no prepayment premium or fee shall be due.

                                  ARTICLE II.

                                   INSURANCE
                                   ---------

          2.1. Insurance.  Mortgagor shall, at Mortgagor's expense, maintain in
               ---------
force and effect on the Mortgaged Property at all times while this Mortgage continues in effect the following insurance:

          (a) Insurance against loss or damage to the Mortgaged Property by fire, windstorm, lightning, tornado and hail and against loss and damage by such other, additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased value due to inflation. In addition, each policy shall contain inflation guard coverage. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Mortgagor from time to time to the extent applicable.

          (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000 per occurrence and $2,000,000 in the aggregate plus umbrella coverage in an amount not less than $2,000,000. Mortgagee hereby retains the right to periodically review the amount of said liability insurance and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

          (c) Boiler and machinery insurance (including explosion coverage), if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000. If one or more HVAC units is in operation at the Premises, "Systems Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the replacement value of such unit(s).

          (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special
                                                        ----
flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $10,000 per building or a higher minimum amount as required by FEMA or other applicable law.

          (e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Mortgagee's request, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required.

          (f) Worker's Compensation and Employer's Liability Insurance covering all appropriate persons.

          (g) Business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents and Profits and other income during a period of not less than twelve (12) months. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding twelve (12) month period.

          (h) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of improvements, their construction, location, use and occupancy.

          All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and which have and maintain a rating of at least A from Standard & Poors, or equivalent; (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the approval of Mortgagee as to insurance companies, amounts, content, forms of policies and expiration dates, and (v) include a standard, non-contributory, Mortgagee clause naming EXACTLY:

       TRANSATLANTIC CAPITAL COMPANY, L.L.C.,
       its successors and assigns, ATIMA
       31 West 52nd Street
       10th Floor
       New York, New York  10019
       Attention: Mr. James Howard

           (a) as an additional insured under all liability insurance policies,
                     ------------------
(b) as the first Mortgagee and loss payee on all property insurance policies and
           ---------------
(c) as the loss payee on all loss of rents or loss of business income insurance
           ----------
policies.

          Mortgagor shall deliver to Mortgagee certificates and policies evidencing the insurance required to be maintained hereunder at least thirty
(30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days' prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days' prior written notice to Mortgagee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor or any other person which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance and law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; (v) unless otherwise specified above, shall have a maximum deductible of $10,000; (vi) shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval; and (vii) may be in the form of a blanket policy provided that, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Mortgaged Property to be insured as if by a separate, single-property policy and the blanket policy must properly identify and fully protect the Mortgaged Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee's applicable insurance requirements set forth in this Section 2.1. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Mortgaged Property by Mortgagor to Mortgagee as further security for the Debt. In the event of the foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their replacement or renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Mortgagee shall not be responsible for nor incur any liability for the failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Mortgaged Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

                                  ARTICLE III.

                           CASUALTY AND CONDEMNATION
                           -------------------------

          3.1. Casualty and Condemnation. (a) Mortgagor shall give Mortgagee
               -------------------------
prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any diminution in value of the Mortgaged Property, are hereby assigned to and shall be paid to Mortgagee. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that, so long as no Default or Event of
               --------  -------
Default shall have occurred and not been waived, Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $100,000. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

          In the event that less than sixty percent (60%) of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

          (i) no Default or Event of Default has occurred hereunder or under any of the other Loan Documents and has not been waived, and

          (ii) the Mortgaged Property can, in Mortgagee's judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine
     (9) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

          (iii) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in subsection (2) above, and
     --------------

          (iv) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall, at

     Mortgagee's option, have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

          (v) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, and

          (vi) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $150,000, Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report from an appraiser satisfactory to Mortgagee in form and substance satisfactory to Mortgagee appraising the value of the Mortgaged Property as proposed to be restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Mortgagee in its determination to make the loan secured hereby, and

          (vii) Mortgagor so elects by written notice delivered to Mortgagee within five (5) days after settlement of the aforesaid insurance or condemnation claim, then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

          (b) In all other cases, namely, in the event that sixty percent (60%) or more of the Improvements located on the Premises have been taken or destroyed or Mortgagor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a)
   ----------                                                      ----------
above, then, in any of such events, Mortgagee may elect, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Mortgaged Property pursuant to the provisions of Section 3.1(a)(7) above, require Mortgagor to restore or repair
              -----------------
the Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by

Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

          (c) Any reduction in the Debt resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for such purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor, with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

                                  ARTICLE IV.

                             ENVIRONMENTAL MATTERS
                             ---------------------

          4.1. Hazardous Waste and Other Substances.  (a)  Mortgagor hereby
               ------------------------------------
represents and warrants to Mortgagee that, as of the date hereof: (i) to the best of Mortgagor's knowledge, information and belief, none of Mortgagor nor the Mortgaged Property nor any Tenant at the Premises nor the operations conducted thereon has at any time been or presently is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment (collectively, "Environmental Laws"), including,
                                             ------------------
without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of

1980 (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Resource Conservation and
                         ------
Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution
                                         ------
Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401
                                ------
et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. (S)
- ------
11001 et seq.), the Endangered Species Act (16 U.S.C. (S) 1531 et seq.), the
      ------                                                   ------
Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Occupational
                                                 ------
Safety and Health Act (29 U.S.C. (S) 651 et seq.) or the Hazardous Materials
                                         ------
Transportation Act (49 U.S.C. (S) 1801 et seq.), or any regulations promulgated
                                       ------
pursuant to said laws, all as amended from time to time; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws ("Permitted Materials"); (iii) the Mortgaged Property
                           -------------------
is not subject to any private or governmental lien arising under Environmental Laws; (iv) there is no pending, nor, to Mortgagor's knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Mortgagor or the Mortgaged Property; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Mortgaged Property; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Mortgaged Property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; and (vi) Mortgagor has received no notice of and, to the best of Mortgagor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim.

          (b) Mortgagor has not received nor, to the best of Mortgagor's knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

          (c) Neither the Mortgaged Property, nor to the best of Mortgagor's knowledge, information and belief, any property to which Mortgagor has, in connection with the maintenance or operation of the Mortgaged Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Mortgagor's knowledge, information and belief, proposed for listing on the National Priorities

List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

          (d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except Permitted Materials).

          (e) Mortgagor shall promptly notify Mortgagee of (i) the actual or potential existence of any Hazardous Substances on the Mortgaged Property other than Permitted Materials, (ii) any direct or indirect violation relating to the Mortgaged Property of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Mortgaged Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws arising from any condition or activity on the Mortgaged Property, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Mortgaged Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Mortgage incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor, shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Mortgaged Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise liability under Environmental Laws. Without limiting the foregoing, Mortgagor shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Mortgaged Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Mortgaged Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws. Mortgagor hereby grants to Mortgagee and its agents and employees access to the Mortgaged Property and a license to remove any items deemed by Mortgagee to be Hazardous Substances and to do all things Mortgagee shall deem necessary to bring the Mortgaged Property into conformance with Environmental Laws.

          (f) Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Mortgaged Property, originating from the Mortgaged Property, or otherwise associated with Mortgagor or any operations conducted on the Mortgaged Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 4.1; (v) the breach of any representation or warranty
                   -----------
contained in this Section 4.1; (vi) the enforcement of this Section 4.1.  The
                  -----------                               -----------
indemnity set forth in this Section 4.1 shall also include any diminution in the
                            -----------
value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 4.1. Mortgagee's rights under this Section shall survive
        -----------
payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

          (g) Upon Mortgagee's request, at any time after the occurrence of an Event of Default which has not been waived or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Mortgaged Property, or on property affecting the Mortgaged Property, or that the Mortgaged Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor's sole cost and expense and in scope, form and substance satisfactory to Mortgagee, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Mortgaged Property, the compliance or non-compliance status of the Mortgaged Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint ("Lead Based Paint") on
                                                         ----------------
the Mortgaged Property. If Mortgagor fails to provide reports of such inspection or audit within thirty (30) days after such request, Mortgagee may order the same at Mortgagor's expense, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and an irrevocable license to undertake such inspection or audit.

          (h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith from Mortgagor and Assisted Living Concepts, Inc. for the benefit of Mortgagee (the "Environmental Indemnity Agreement").
                                        ---------------------------------
The provisions of this Mortgage and
the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.

          (i) If, prior to the date hereof, it was determined that the Mortgaged Property contains Lead Based Paint, Mortgagor had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead Based
                                                                  ----------
Paint Report").  If, at any time hereafter, Lead Based Paint is suspected of
- ------------
being present on the Mortgaged Property, Mortgagor agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Mortgagee.

          (j) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Mortgaged Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Mortgaged Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Mortgagee (together with any Lead Based Paint Report, the "O&M Plan"). If an
                                                           --------
O&M Plan has been prepared prior to the date hereof, Mortgagor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof. Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

                                   ARTICLE V.

                                    RESERVES
                                    --------

          5.1  Payment Reserve.  (a)  Contemporaneously with the execution
               ---------------
hereof, Mortgagor has established with Mortgagee a reserve in the amount of one installment of the Monthly Payment and deposits for any applicable reserves or escrow accounts required under the terms of this Mortgage or the other Loan Documents as calculated by Mortgagee (the "Payment Reserve"). Mortgagor
                                           ---------------
understands and agrees that, notwithstanding the establishment of the Payment Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. No interest on funds contained in the Payment Reserve shall be paid by Mortgagee to Mortgagor.

          (b) For so long as no Event of Default has occurred hereunder or under any of the other Loan Documents and not been waived, Mortgagee shall, on the first monthly Payment Date under the Note, advance from the Payment Reserve to itself the amount of the monthly installment due and payable by Mortgagor under the Note on such Payment Date and shall also advance from the Payment Reserve into the Impound Account the amount of any deposit for taxes and insurance premiums and into the Replacement Reserve the amount of any deposit for Replacements and into any other reserve account the amount of any deposit in accordance with the terms of any other Loan Document required to be paid by Mortgagor concurrently with each such monthly installment pursuant to the terms hereof and thereof. Provided no Default or Event of Default has occurred which has not been waived, after the final scheduled disbursement from the Payment Reserve, any amounts then remaining in the Payment Reserve shall be paid to Mortgagor. Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Mortgagor from its obligation to make payments under the Note, this Mortgage or the other Loan Documents strictly in accordance with the terms hereof or thereof and, in this regard, without limiting the generality of the foregoing, should the amounts contained in the Payment Reserve not be sufficient to pay in full the Monthly Payment and the Impound Account, Replacement Reserve and any other applicable reserve account deposits referenced above in this subparagraph, Mortgagor shall be responsible for paying such deficiency on the Payment Date of such monthly installment.

          5.2  Replacement Reserve.  As additional security for the Debt,
               -------------------
Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a capital improvement reserve (the "Replacement Reserve")
                                                        -------------------
with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the performance of work which would normally be treated as a capital improvement under generally accepted accounting principles (collectively, the "Replacements"). Commencing on the first Payment Date under
                    ------------
the Note and continuing on each Payment Date thereafter until the Debt is fully paid and performed, Mortgagor shall pay to Mortgagee, in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $2,437.50 per month. So long as no Default or Event of Default has occurred and has not been waived, Mortgagee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in performing Replacements within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in a form approved in writing by Mortgagee that the applicable item of Replacement has been completed;
(b) the delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee, verifying the cost of performing the Replacements;
(c) for disbursement requests in excess of $10,000, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for labor and materials furnished to the Mortgaged Property; (d) for disbursement requests in excess of $10,000, delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed Replacements and verifying the completion of the Replacements and the value of the completed Replacements; and (e) for disbursement requests in excess of $50,000, delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Replacements, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any ninety (90) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor's expense, make or cause to be made during the term of this Mortgage an annual inspection of the Mortgaged Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Replacements of the Mortgaged Property; such inspection to be no more frequent than once in any calendar year unless a Default or an Event of Default shall have occurred and not been waived. In the event that such inspection reveals that further Replacements of the Mortgaged Property are required, Mortgagee shall provide Mortgagor with a written description of the required Replacements and Mortgagor shall complete such Replacements to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its sole discretion.

          5.3  Repair and Remediation Reserve.  Prior to the execution of this
               ------------------------------
Mortgage, Mortgagee has caused the Mortgaged Property to be inspected and such inspection has revealed that the Mortgaged Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Mortgagor has established with the Mortgagee a reserve in the amount of $1,250 (the "Repair and Remediation Reserve") by depositing such amount with Mortgagee. Mortgagor shall cause each of the items described in that certain Engineering Report (the "Engineering Report") entitled Property Condition Surveys, dated October 9, 1998 and prepared by EMG(the "Deferred Maintenance") to be completed, performed, remediated and corrected to the satisfaction of Mortgagee and as necessary to bring the Mortgaged Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of six (6) months after the effective date hereof, as such time period may be extended by Mortgagee in its sole discretion. So long as no Event of Default has occurred, all sums in the Repair and Remediation Reserve shall be held by Mortgagee in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Event of Default has occurred, Mortgagee shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Repair and Remediation Reserve and a certification by Mortgagor in a form as may be required by Mortgagee that the applicable item of Deferred Maintenance has been completed in accordance with the terms of this Mortgage, (b) delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee verifying the costs of the Deferred Maintenance to be reimbursed, (c) delivery to Mortgagee of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Mortgagee describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Mortgaged Property is, as a result of such work, in compliance with all applicable laws, ordinances, rules and regulations relating to the Deferred Maintenance so performed, and (d) delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Mortgaged Property have been paid all amounts due for such labor and materials furnished to the Mortgaged Property. Mortgagee shall not be required to make advances from the Repair and Remediation
Reserve more frequently than once in any ninety (90) day period. In making any payment from the Repair and Remediation Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the satisfaction of Mortgagee upon Mortgagor's failure to do so in accordance with the terms and conditions of this Section 5.3, and to apply the amounts on deposit in the Repair and Remediation Reserve to the costs associated therewith, all as Mortgagee may determine in its sole and absolute discretion but without obligation to do so.

          5.4  Intentionally Deleted.
               ---------------------

          5.5  Reserves Generally; Security Interest.
               --------------------------------------

          (a) Mortgagee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type customarily maintained by Mortgagee or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Mortgagor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Mortgagee and accumulated for the benefit of Mortgagor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

          (b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note, this Mortgage and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns and pledges to Mortgagee, and hereby grants to Mortgagee a security interest in, (i) the Impound Account, the Payment Reserve, the Replacement Reserve and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the "Reserves"), (ii) all insurance on said accounts, (iii) all accounts, contract
- ----------
rights and general intangibles or other rights and interests pertaining thereto,
(iv) all replacements, substitutions or proceeds thereof, (v) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (vi) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (vii) all replacements, substitutions and all proceeds of the foregoing. Mortgagor hereby authorizes and consents to each account into which the Reserves have been deposited being held in Mortgagee's name or the name of any entity servicing the loan evidenced by the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee's election, such servicing agent, shall have exclusive control over each account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves other than any such loss resulting solely from the willful misconduct of Mortgagee as finally determined by a court of competent jurisdiction. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor's direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a Default or an Event of Default. Mortgagor hereby waives all right to withdraw funds from the Reserves except as provided for in this Mortgage. If an Event of Default shall occur hereunder or under any other of the Loan Documents, which is not waived, Mortgagee may, without notice or demand on Mortgagor, at its option:
(A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

          (c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. Upon assignment of this Mortgage by Mortgagee, any funds in the Reserves shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit.

                                  ARTICLE VI.

                           RENTS; LEASES; ALIENATION
                           -------------------------

          6.1.  Rents and Profits.  As additional and collateral security for
                -----------------
the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose

Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose. Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Mortgage or under any other of the Loan Documents, Mortgagor shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of
                                                   ----------
Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

          6.2. Leases. (a) With the exception of the Lease executed between
               ------
the Mortgagor and Assisted Living Concepts Inc. as of the same date hereof, Mortgagor covenants and agrees that it shall not enter into any Lease affecting the lesser of (x) ten percent (10%) of the gross leaseable area of the Improvements and (y) 10,000 square feet or more of the Mortgaged Property or having a term of ten (10) years or more without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Mortgagee in writing and Mortgagor shall furnish to Mortgagee (and any loan servicer specified from time to time by Mortgagee): (i) such biographical and financial information about the proposed Tenant as Mortgagee may require in conjunction with its review, (ii) a copy of the proposed form of Lease and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Mortgagee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm's-length Tenant; (ii) the terms of such Lease shall comply with the requirements set forth in paragraphs (b) and (c) below; and (iii) such Lease shall provide that the Tenant pays for its expenses. Failure of Mortgagee to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagee with such request shall be deemed approved, provided that the written request for approval specifically mentioned the same.

          (b) Prior to execution of any Leases of space in the Improvements after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee's prior approval, which approval shall not be unreasonably withheld, a copy of the form Lease Mortgagor plans to use in leasing space in the Improvements or at the Mortgaged Property. All such Leases of space at the Mortgaged Property shall be at a rental and on terms consistent with the terms for similar leases in the market area of the Premises. Mortgagor shall also submit to Mortgagee for Mortgagee's approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Mortgagor shall not execute any Lease for all or a substantial portion of the Mortgaged Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Mortgagor as being true and correct, containing the names of all Tenants with respect to the Mortgaged Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such Lease. Mortgagor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Mortgagor, at no cost or expense to Mortgagee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Mortgagor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Mortgagor shall not, without the prior written consent of Mortgagee, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except, with respect only to Leases affecting less than the lesser of (x) ten percent (10%) of the gross leaseable area of the Improvements and (y) 10,000 square feet and having a term of less than ten (10) years, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located. Mortgagor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

          (c) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner approved by Mortgagee, that the Lease is subordinate to the lien of this Mortgage and that Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Mortgagor upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-
                 --------  -------
interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest.

          (d) Each agreement with a resident or occupant for the use and occupancy of the Premises and the services provided in connection therewith in keeping with the Health Care Operating License (a "Residency or Occupancy Agreement") shall be written on the standard form for such document which has been approved by Mortgagee.

          6.3.  Alienation and Further Encumbrances.  (a)  Mortgagor
                -----------------------------------
acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Mortgaged Property and properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 16.4 hereof,
                                                      ------------
in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of
Section 6.2 hereof), assigned, pledged, mortgaged, further encumbered or
- -----------
otherwise transferred or Mortgagor shall be divested of its title to the Mortgaged Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then the same shall constitute an Event of Default and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article XIV hereof.  For the purposes of this Section:  (i) in the
             -----------
event either Mortgagor or any of its general partners or members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 10% (in one or more related transactions) of the issued and outstanding capital stock of Mortgagor or any of its general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners or members so that immediately after such issuance (in one or a series of transactions) the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Mortgaged Property; and (ii) in the event Mortgagor or any general partner or member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a direct or indirect change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in Mortgagor or such general partner or member (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Mortgaged Property. Notwithstanding the foregoing, however, (i) limited partnership interests in Mortgagor or in any general partner or member of Mortgagor shall be freely transferable without the consent of Mortgagee, (ii) any involuntary transfer caused by the death of any general partner, shareholder, joint venturer, or member of Mortgagor or any general partner or member of Mortgagor or beneficial owner of a trust shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such death and so long as those persons responsible for the management of the Mortgaged Property and Mortgagor remain unchanged as a result of such death or any replacement management is approved by Mortgagee, and (iii) gifts for estate planning purposes of any individual's interests in Mortgagor or in any of Mortgagor's general partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Mortgaged Property and Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee; and (iv) any transfer caused by a change in control or merger or consolidation of the parent company of any general partner of Mortgagor shall not be an Event of Default so long as the parent of such general partner of Mortgagor is a publicly held company.

          (b) Notwithstanding any other provisions of this Mortgage, Mortgagee shall consent to a sale, conveyance or transfer of the Mortgaged Property in its entirety (hereinafter, a "Sale") to any person or entity provided that, for each
                          ----
Sale, each of the following terms and conditions are satisfied:

          (i) No Default and no Event of Default has occurred hereunder or under any of the other Loan Documents which has not been waived;

          (ii) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, "Buyer") as Mortgagee would require in
                                       -----
     evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer's experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that,
                                          --------  -------
     notwithstanding Mortgagee's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee determines to be commercially reasonable in Mortgagee's sole discretion and, if given, may be given subject to such conditions as Mortgagee may deem appropriate;

          (iii) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to one-half percent (.5%) of the then outstanding principal balance of the Note;

          (iv) The Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require in connection with the Sale, including, but not limited to, an assumption agreement, financing statements, and guaranties or indemnities, all in form and substance satisfactory to Mortgagee. The Buyer shall also deliver to Mortgagee such insurance policies and other documents and certificates as the Mortgagee may require.

          (c) Such Sale shall not be construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale. Mortgagor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale.

          6.4.  Easements and Rights-of-Way.  Mortgagor shall not grant any
                ---------------------------
easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and in the preparation of documents effecting the subordination.

          6.5. Partial Release of Mortgaged Property . Distinct parcels of the
               -------------------------------------
Mortgaged Property ("Partial Release Parcels") as identified on Schedule I
                     ------- ---------------
attached hereto and by this reference incorporated herein, may be released from time to time from the lien of this Mortgage (a "Partial Release"), subject to
                                                ---------------
satisfaction of all of the following conditions:

          (a) Each Partial Release shall be governed by, and subject to the provisions set forth in Section 12.5 below;
                        ------------

          (b) Mortgagee shall have received not less than sixty (60) nor more than ninety (90) days prior written notice ("Partial Release Notice") specifying
                                             ----------------------
the following, (i) a date which shall be a Payment Date ("Partial Release
                                                          ---------------
Date"), on which to effectuate the Partial Release, (ii) the specified Partial Release Parcel(s) which Mortgagor wishes to have released from the lien of this Mortgage;

          (c) Simultaneously with each Partial Release, Mortgagor shall convey the Partial Release Parcel(s) in question to a third party which third party may be the parent company or an affiliate of Mortgagor, in exchange for fair consideration;

          (d) On the Partial Release Date, the amount to be paid ("Partial
                                                                   -------
Release Price") to buy Defeasance Collateral upon a Partial Release and a
- -------------
Partial Defeasance of the Mortgage pursuant to this Section and Section 12.5, shall be the product of (1) the Allocated Loan Amount multiplied by (2) 125% multiplied by (3) a fraction whose numerator is the outstanding principal balance of the Note on the Partial Release Date and whose denominator is the original outstanding principal balance of the Note;

          (e) No Event of Default shall have occurred and be continuing on the date of the Partial Release Notice or on the Partial Release Date;

          (f) Mortgagor shall, at is sole cost and expense, prepare any and all documents and instruments necessary to effect the Partial Release, all of which shall be subject to the reasonable approval of Mortgagee, and shall be delivered to Mortgagee 30 days prior to the Partial Release Date, and Mortgagor shall pay all costs and expenses reasonably incurred by Mortgagee or Mortgagee's loan servicer (including, but not limited to, reasonable attorneys' fees and disbursements) in connection with the review, execution and delivery of the Partial Release;

          (g) At the request of Mortgagee, Mortgagor shall, at Mortgagor's sole cost and expense, obtain and deliver all appropriate title endorsements, supplements and/or additional title insurance policies to or in connection with Lender's original loan title insurance policy, insuring that the lien of the Mortgage with respect to the portion of the Mortgaged Property remaining after such Partial Release, is not affected by the Partial Release, and subject to Mortgagee's reasonable approval.

                                  ARTICLE VII.
                              PROPERTY MANAGEMENT
                              -------------------

          7.1.  Management.  The management of the Mortgaged Property shall be
                ----------
by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Mortgaged Property in a first class manner; or (b) a professional property management company approved by Mortgagee which approval shall not be unreasonably withheld, provided that (i) the professional property management
                       -------------
company agrees that the management agreement shall be subject to and subordinate to this Mortgage, and (ii) the annual fee to be received by the professional property management company does not exceed five (5%) of the annual gross revenues from the operation of the Mortgaged Property. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. Mortgagor shall give Mortgagee prompt written notice of the occurrence of a default under any management contract then in effect. In no event shall any manager be removed or replaced or the terms of any management agreement be modified or amended without the prior written consent of Mortgagee. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee. All Rents and Profits generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property, including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Mortgaged Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property have been fully paid and satisfied.

                                 ARTICLE VIII.
                                INDEMNIFICATION
                                ---------------

          8.1.  Indemnification; Subrogation.  (a)  Mortgagor shall indemnify,
                ----------------------------
defend and hold Mortgagee harmless from and against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees and expenses) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage and any other Loan Document, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that
                                                      --------  -------
nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses to the extent enacted against, imposed on or incurred by Mortgagee solely by reason of Mortgagee's willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except to the extent due solely to Mortgagee's willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

          (c) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment.
If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee the reasonable attorneys' fees and expenses incurred by Mortgagee in connection therewith. The right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage or any other Loan Document, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this
                                                       ---------
Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this
                   -----------------
Mortgage shall include, without limitation, any reasonable fees of such attorney or law firm, any reasonable appellate counsel fees, if applicable, and any reasonable allocation charges and reasonable allocation costs of Mortgagee's in-house counsel.

          (d) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

                                  ARTICLE IX.
                                   REPORTING
                                   ---------

          9.1.  Access Privileges and Inspections.  Mortgagee and the agents,
                ---------------------------------
representatives and employees of Mortgagee shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 24 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Mortgaged Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

          9.2.  Financial Statements and Books and Records.  Mortgagor shall
                ------------------------------------------
keep accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles.
Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which shall be in the form and substance acceptable to Mortgagee and all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable. With respect to the financial statements and information set forth in subsection (d) hereof as it relates to Mortgagor or the Mortgaged Property, the same must be prepared by an certified public accountant in accordance with generally accepted accounting principles consistently applied and, if the original principal amount of the Note is $15,000,000 or more, the same must be audited by such accountants:

          (a) copies of all tax returns filed by Mortgagor, within thirty (30) days after the date of filing;

          (b) monthly operating statements for the Mortgaged Property, within fifteen (15) days after the end of each three calendar month period, the first such period to commence on the first day of the month following the date hereof; and;

          (c) quarterly operating statements for the Mortgaged Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first
(1st) anniversary of the date hereof;

          (d) annual balance sheets for the Mortgaged Property and annual financial statements for Mortgagor, each principal or general partner in Mortgagor, and each Indemnitor, within ninety (90) days after the end of each calendar year; including, without limitation, a schedule of rates for each room and payor type, copies of the Medicare and Medicaid cost reports, as applicable copies of filings with the Department of Health and/or any other regulatory agency which sets or establishes reimbursement rates promptly upon filing with any Governmental Entity and in any event, within five (5) business days of such filing, copies of all Health Care Operating License applications (including renewal applications) and/or similar filings and submitted by or on behalf of Mortgagor; and

          (e) such other information with respect to the Mortgaged Property, Mortgagor, the principals or general partners in Mortgagor, and each Indemnitor, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

In the event of any failure to timely provide any of the statements or other materials referred to above in this Section 9.2 or in the event any such
                                    -----------
statements or other materials shall be materially inaccurate or false, or in the event of the failure of Mortgagor to permit Mortgagee or its representatives to inspect said books and records upon request, an Event of Default shall automatically exist hereunder without any notice to, or right to cure by, Mortgagor. In addition to the provisions of the immediately preceding sentence, upon each failure of Mortgagor to provide any of the statements or other materials referred to above in this Section 9.2, Mortgagor shall, in Mortgagee's
                                    -----------
sole and absolute discretion, be subject to a charge in the amount of One Thousand and 00/100 Dollars ($1,000) which amount shall be paid to Mortgagee, together with interest thereon at the Default Interest Rate from the date that the applicable statement or other material was required to be delivered to Mortgagee until the date such amount is paid to it, immediately on demand by Mortgagee.

                                   ARTICLE X.
                            WARRANTIES AND COVENANTS
                            ------------------------

          10.1.  Warranties of Mortgagor.  Mortgagor, for itself and its
                 -----------------------
successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

          (a) Mortgagor has good, marketable and indefeasible fee simple title to the Mortgaged Property, subject only to those matters expressly set forth as exceptions to title or subordinate matters in the title insurance policy insuring the lien of this Mortgage which Mortgagee has agreed to accept (such items being the "Permitted Encumbrances"), and has full power and lawful
                 ----------------------
authority to grant its interest in the Mortgaged Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property by foreclosure or otherwise;

          (b) No bankruptcy, reorganization or insolvency proceedings are pending or contemplated either by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an "Indemnitor");
 ----------

          (c) All reports, certificates, affidavits, statements and other data furnished by or on behalf of Mortgagor to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

          (d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not (i) contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will the same constitute a default) under the organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound or (ii) violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

          (e) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or the Mortgaged Property which, if adversely determined, would materially impair either the Mortgaged Property or Mortgagor's ability to perform the covenants or obligations required to be performed under the Loan Documents;

          (f) Mortgagor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits (the "Licenses") necessary for the
                                                    --------
conduct of its business substantially as now conducted, including, without limitation, all necessary federal, state and local certificates, permits, licenses, approvals, registrations and authorizations required to permit Mortgagor to conduct its operations at the Mortgaged Property, all fees due and payable in connection with such Licenses have been paid and Mortgagor's operation of the Premises complies with such Licenses;

          (g) Mortgagor is not a "foreign person" within the meaning of
(S)1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations;

          (h) The Premises and the Improvements and the current intended use thereof by Mortgagor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Mortgaged Property. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

          (i) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Mortgaged Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee;

          (j) All streets, roads, highways, bridges, curb cuts, driveways and traffic signals and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor;

          (k) The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments;

          (l) As of the date of this Mortgage, the Mortgaged Property is free from unrepaired damage caused by fire, flood, accident or other casualty (except as disclosed in the Engineering Report); all insurance required by the terms of this Mortgage is in full force and effect and none of the premiums payable therefor have been, nor at any time in the future will be financed;

          (m) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Mortgagor's knowledge and belief, threatened or contemplated;

          (n) Except as may otherwise be disclosed in the Engineering Reports entitled Property Condition Surveys, dated October 9, 1998 (Burlington), October 9, 1998 (Pennsville), and October 9, 1998 (Rio Grande) respectively, and prepared by EMG (the

"Engineering Report"), the Improvements are structurally sound, in good repair and free of defects in materials and workmanship. Except as may otherwise be disclosed in the Engineering Report, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

          (o) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

          (p) Each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against all other parties thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract or Contracts which would, individually or in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

          (q) No Contract or Lease provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage;

          (r) Mortgagor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

          (s) There are no security agreements or financing statements affecting all or any portion of the Mortgaged Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Mortgagee;

          (t) Mortgagor has delivered a true, correct and complete schedule (the "Rent Roll") of all Leases affecting the Mortgaged Property as of the date
 ---------
hereof, which accurately and completely sets forth in all material respects for each such Lease the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease; and Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases described in the Rent Roll;

          (u) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against the Tenant thereunder. No default has been asserted or exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

          (v) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

          (w) All work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant's obligations thereunder have been satisfied;

          (x) Each Tenant under any Lease has entered into occupancy of the demised premises; and

          (y) To the best of Mortgagor's knowledge and belief, each Tenant is free from bankruptcy, reorganization, insolvency or arrangement proceedings or a general assignment for the benefit of creditors.

          10.2.  Waste; Alteration of Improvements.  Mortgagor shall not commit,
                 ---------------------------------
suffer or permit any waste on the Mortgaged Property nor take or fail to take any actions that might invalidate any insurance carried on the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property. Notwithstanding the foregoing, Mortgagee acknowledges that Assisted Living Concepts Inc., the tenant at the Premises, may expand the facilities at each or any of the Premises, at Tenant's sole cost and expense, and Tenant shall retain the revenues from such expansion.

          10.3.  Zoning.  Without the prior written consent of Mortgagee,
                 ------
Mortgagor shall not make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Mortgaged Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Mortgagor shall operate the Mortgaged Property as an assisted care facility for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee's prior written consent, Mortgagor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

          10.4.  Covenants with Respect to Indebtedness, Operations, Fundamental
                 ---------------------------------------------------------------
Changes of Mortgagor.  Mortgagor hereby represents, warrants and covenants as of
- --------------------
the date hereof and until such time as the Debt is paid in full, that Mortgagor:

          (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Mortgagor's existence as a single purpose entity;

          (b) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all or any part of the business or assets of, or any stock or other evidence of beneficial ownership of, or make any investment in, any entity;

          (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

          (d) does not own and will not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

          (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Mortgaged Property;

          (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

          (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) advances from affiliates, partners or members, as applicable, of Mortgagor, provided the same are fully subordinated to the payment in full of the Debt in a manner acceptable to Mortgagee and (iii) trade payables or accrued expenses incurred in the ordinary course of the business of operating the Mortgaged Property, and no debt other than the Debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

          (h) has not made and will not make any loans or advances to any third party (including any affiliate);

          (i) is and will be solvent and pay its debts from its assets as the same shall become due;

          (j) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

          (k) will conduct and operate its business in its own name and as presently conducted and operated;

          (l) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

          (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable);

          (n) will file its own tax returns;

          (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or, if it shares office space with its affiliates, shall allocate fairly and reasonably any overhead and expense for shared office space;

          (q) will not commingle the funds and other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other person;

          (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

          (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

          (t) will pay any liabilities including salaries of its employees, out of its own funds and not funds of any affiliate;

          (u) will use stationery, invoices, and checks separate from its affiliates;

          (v) will at all times during which any portion of the Debt remains outstanding have, or if Mortgagor is a limited liability company or partnership have a managing member or general partner that is a corporation as set forth in the charter documents of Mortgagor; and

          (w) shall comply with the provisions of its articles of incorporation, by-laws, partnership agreement, articles of organization or operating agreement, as applicable;

          10.5  Accounts Receivable Financing.  Notwithstanding any other
                -----------------------------
provision herein to the contrary, Mortgagee consents to the sale, assignment, pledge or other encumbrance of all or any portion of the Mortgaged Property constituting the Accounts Receivable existing on the date conveyed or financed to any person or entity (an "Accounts

Receivable Acquiror") and, in connection therewith, Mortgagee hereby agrees that it will subordinate the lien created hereunder solely with respect to the portion of the Mortgaged Property constituting the existing Accounts Receivable to any lien or interest of any Accounts Receivable Acquiror; provided, however, that such consent and subordination shall be limited to, and effective only with respect to liens created upon, or sales with respect to, then existing Accounts Receivable pledged or sold prior to the date on which Mortgagee has notified such Accounts Receivable Acquiror that Mortgagee has commenced an enforcement action with respect to any other portion of the Mortgaged Property, and provided further that each of the following terms and conditions are first satisfied.

          (a) No Default or Event of Default has occurred and is continuing;

          (b) Mortgagor gives Mortgagee written notice of the terms of any such sale or pledge (an "A/R Financing") not less than thirty (30) days prior to the date such A/R Financing is scheduled to close and provides Mortgagee with forms of all documents and instruments evidencing such A/R Financing (the "A/R Financing Documents"), not less than seven (7) days prior to the date such A/R Financing is scheduled to close in order for Mortgagee to determine compliance with the provisions hereof;

          (c) Contemporaneously with the closing of any such A/R Financing, or with the closing of the loan secured hereby if any A/R Financing is in place on the date hereof, the Accounts Receivable Acquiror shall pay to Mortgagee, on behalf of Mortgagor, out of the proceeds of the conveyance to such acquiror of Accounts Receivable, as a reserve hereunder, an amount determined by multiplying a fraction, the numerator of which is the aggregate face amount of the Accounts Receivable conveyed or pledged to the Accounts Receivable Acquiror and the denominator of which is the applicable MAGR (as defined below) multiplied by an amount equal to the sum of: (i) the monthly installment payment of principal and interest due and payable by Mortgagor under the Note, (ii) the amount required to be deposited into the Impound Account each month pursuant to the terms of Section 1.2 hereof, and (iii) the amount required to be deposited in the Replacement Reserve each month. For purposes of this Section, as of any date of determination, a "MAGR" is an amount equal to the monthly average gross revenue (computed on a 12-month rolling average basis for the 12 months preceding the month in which such date of determination occurs) of Mortgagor from the Mortgaged Property;

          (d) On or before the closing of any such A/R Financing, Mortgagor shall have delivered to Mortgagee a certificate certifying as to the face amount of the Accounts Receivable being conveyed or pledged and the amount of the applicable MAGR, together with any related data and the calculations used to establish the MAGR, all in reasonable detail and satisfactory to Mortgagee;

          (e) The Accounts Receivable Acquirer shall agree pursuant to a binding written agreement enforceable by Mortgagee that (i) except as otherwise expressly provided herein, the liens of the A/R Financing Documents shall be subordinate to the lien of the Loan Documents and all modifications, renewals, refinancings, replacements and extensions whatsoever of any of the Loan Documents, (ii) the A/R Financing Documents shall at all times incorporate by reference such written agreement and provide for such subordination automatically, and without any notice to, consent of, or action by the Accounts Receivable Acquiror or any other party whatsoever, (iii) no release or waiver by Mortgagee or any subsequent holder of this Mortgage of any of its rights against any person or entity under the Loan Documents, as the same may be modified, renewed, replaced (including a replacement upon a refinancing) or extended, shall require notice to or consent of the Accounts Receivable Acquiror or any other party, nor shall any such release or waiver operate as a defense to or release of any of the obligations of Accounts Receivable Acquiror or the rights of Mortgagee or any other subsequent holder of this Mortgage or the other Loan Documents, as the same may be modified, renewed, replaced (including a replacement upon a refinancing) or extended, and
     (iii) without limiting the generality of any of the foregoing, the Accounts Receivable Acquiror thereby consents to any increases of the indebtedness owed by Mortgagor under the Loan Documents, as the same may be modified, renewed, replaced (including a replacement upon a refinancing) or extended;

          (f) The A/R Financing Documents shall also provide that without the prior written consent of Mortgagee or any subsequent holder of this Mortgage, the Accounts Receivable Acquiror shall not take an enforcement action under any A/R Financing Document with respect to any collateral as to which it shall hold a lien subordinate in priority to the lien created by the Loan Documents unless all indebtedness secured by the Loan Documents, as the same may be modified, renewed, replaced (including a replacement upon a refinancing) or extended shall have been indefeasibly satisfied in full, that the Accounts Receivable Acquiror shall not assert any default under the A/R Financing Documents as a result of Mortgagor's compliance with the terms of any of the Loan Documents, as the same may be modified, renewed, replaced (including a replacement upon a refinancing) or extended from time to time, and that the provisions of the Loan Documents, as the same may be modified, renewed, replaced (including replacement upon a refinancing) or extended shall govern with respect to any conflicting provisions of the A/R Financing Documents;

          (g) Acquiror shall waive any claim or right of subrogation which it may have to any lien, estate, right or other interest in any portion of the Property other than a lien on Accounts Receivable that is, or may be, pursuant to this Section 10.5, prior in right to this Mortgage or any other Loan Document;

          (h) To further confirm the requirements of this Section 10.5, the Accounts Receivable Acquiror shall agree pursuant to a binding written agreement enforceable by Mortgagee that, within ten (10) days after request by Mortgagee, it will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, documents, estoppels and instruments as Mortgagee may request for the better assuring and evidencing the foregoing terms and provisions;

          (i) In the event that any payment or distribution of assets is made to the Accounts Receivable Acquiror in contravention of this Section 10.5, the Accounts Receivable Acquiror shall agree that such payment or distribution shall be received and held by it in trust for the benefit of the holder of the Loan Documents, as the same may be modified, amended and assigned, and shall, forthwith upon receipt thereof, be paid or distributed to such holder; and

          (j) In connection with a bankruptcy, insolvency or other proceeding relating to any of the Loan Documents or A/R Financing Documents, the provisions of this Section 10.5 shall remain in full force and effect, and the court having jurisdiction over such proceeding is hereby authorized to preserve any such priority and subordination set forth herein in approving any plan of reorganization, arrangement or liquidation without the prior written consent of the Mortgagee or the Accounts Receivable Acquiror.

     Mortgagor may grant to the Accounts Receivable Acquiror a lien, subordinate to the lien hereof, on any other portion of the Mortgaged Property representing General Intangibles; provided, however, that (i) such lien shall not be enforced until the Debt has been paid in full and (ii) and all documents creating, evidencing or otherwise executed in connection therewith or herewith shall be acceptable to Mortgagee in its sole discretion.

                                  ARTICLE XI.
                               FURTHER ASSURANCES
                               ------------------

          11.1.  Defense of Title.  If the title to the Mortgaged Property or
                 ----------------
the interest of Mortgagee therein shall be directly or indirectly endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

          11.2.  Performance of Obligations.  Mortgagor shall pay when due the
                 --------------------------
principal of and the interest on the Debt in accordance with the terms of the Note and this Mortgage. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

          11.3.  Construction Liens.  Mortgagor shall pay when due all claims
                 ------------------
and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided,
                                                                       --------
however, that Mortgagor shall have the right to contest in good faith any such
- -------
claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Mortgaged Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee to protect Mortgagee's interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

          11.4.  Further Documentation.  Mortgagor shall, on the request of
                 ---------------------
Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon Mortgagee's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

          11.5.  Payment of Costs; Mortgagee's Right to Cure.  Mortgagor shall
                 -------------------------------------------
pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Mortgaged Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, Mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees and disbursements. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may, at its option, pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee's making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Mortgaged Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee's security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee's interest in the Mortgaged Property or Mortgagee's right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its sole discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 11.5 shall be exercisable by Mortgagee, and any and all payments
        ------------
made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any Indemnitor, the Debt or any of the Loan Documents.

          11.6.  Compliance with Laws.  Mortgagor shall at all times comply with
                 --------------------
all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property; provided, however, that, Mortgagor
                                              --------  -------
may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Lease of or any other agreement applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

          11.7.  Attorney-in-Fact Provisions.  With respect to any provision of
                 ---------------------------
this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, (i) such power shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof and (ii) provided no Default or Event of Default has occurred under this Mortgage, Mortgagee shall first give Mortgagor written notice at least three (3) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred and not been waived, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Mortgaged Property or any surrounding property or to prevent any adverse affect on Mortgagee's interest in the Mortgaged Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

                                  ARTICLE XII.
                        PAYMENT; DEFEASANCE; PREPAYMENT
                        -------------------------------

          12.1.  Payment of the Notes.  Mortgagor shall duly and punctually pay
                 --------------------
or cause to be paid, the principal of and the interest and premium, if any, on the Note in accordance with the respective terms hereof and thereof, without demand therefor or presentation of the Note, in lawful money of the United States of America.

          12.2.  Computation of Interest. Interest shall be computed hereunder
                 -----------------------
and under the Note based on a 360-day year comprised of twelve 30-day months except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. Interest shall accrue from the date on which funds are advanced under the Note (regardless of the time of day) through and including the day on which funds are credited in accordance with the terms of the Note. Interest shall be payable hereunder and under the Note.

          12.3.  Application of Payments.  So long as no Event of Default exists
                 -----------------------
hereunder which has not been waived, each Monthly Payment shall be applied first, to any amounts hereafter advanced by Mortgagee under any Loan Document, second, to any late fees and other amounts payable to Mortgagee, third, to the payment of accrued interest and last to reduction of principal.

          12.4.  Prepayment.  (a)  The Note may not be prepaid in whole or in
                 ----------
part at the option of the Mortgagor except as provided below.

          (b) Partial prepayments of the Note shall not be permitted, except for partial prepayments resulting from Mortgagee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the Note as provided in Section 3.1(b) hereof, in which event no prepayment fee or
               --------------
premium shall be due unless, at the time of either Mortgagee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of the Note, an Event of Default shall have occurred and not been waived, in which case, the provisions of Section 15.2 hereof shall be
                                         ------------
controlling.

          (c) If the indebtedness evidenced by the Note shall have been declared due and payable by Mortgagee pursuant to the terms thereof or the terms hereof or the provisions of any other Loan Document due to a default by Mortgagor, then subject to Section 16.22 hereof there shall also then be immediately due and payable, a prepayment fee in an amount equal to the greater of (A) five percent (5%) of the then outstanding principal balance of the Note on the date of acceleration, and (B) an amount which would be sufficient to purchase securities meeting the requirements of Section 12.5 below. In the
                                                ------------
event that any prepayment fee is due hereunder, Mortgagee shall deliver to Mortgagor a statement setting forth the amount and determination of the prepayment fee, and provided that Mortgagee shall have in good faith applied the formula described above, Mortgagor shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error

          12.5.  Defeasance.  Notwithstanding any provision of this Mortgage to
                 ----------
the contrary, at any time after the date which (1) is two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate Mortgage investment conduit," ("REMIC") within the
 ----                                                      -----
meaning of Section 860D of the Code, that holds the Note and this

Mortgage or (2) three years after the date hereof, whichever shall later occur, and provided no Event of Default has occurred, Mortgagor may cause the release of either (x) the entire Mortgaged Property or (y) a Partial Release consisting of one or more Partial Release Parcels as provided in Section 6.5, from the lien of this Mortgage and the other Loan Documents upon the satisfaction of the following conditions (and, with respect to a Partial Release, upon the satisfaction of the additional conditions set forth in Section 6.5 above):

          (a) with respect to a release of the entire Mortgaged Property (a "Defeasance"), not less than thirty (30) days prior written notice shall be given to Mortgagee specifying a Payment Date (the "Release Date") on which
                                                        ------------
     the Defeasance Collateral is to be delivered; provided however, that with
                                                   ----------------
     respect to a Partial Release, Mortgagor shall give Mortgagee a Partial Release Notice in accordance with Section 6.5;

          (b) Mortgagor shall deliver to Mortgagee on or prior to the Release Date or Partial Release Date, as applicable:

               (i) a pledge and security agreement, in form and substance satisfactory to Mortgagee in its sole discretion, creating a first priority security interest in favor of Mortgagee in the Defeasance Collateral (the "Defeasance Security
                                                    -------------------
                    Agreement"), which shall provide, among other things, that
                    ---------
                    any payments generated by the Defeasance Collateral shall be paid directly to Mortgagee and applied by Mortgagee in satisfaction of all amounts then due and payable hereunder and any excess received by Mortgagee from the Defeasance Collateral which, when added to the amounts received under the Note, exceeds the amounts payable by Mortgagor hereunder or under the Note shall be refunded to Mortgagor promptly after each Payment Date;

               (ii) direct, non-callable obligations of the United States of
                    America (the "Defeasance Collateral") that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Release Date, with each such payment being equal to or greater than (x) with respect to a complete Defeasance of all of the Mortgaged Property, the amount of the corresponding installment of principal and interest required to be paid under the Note for the balance of the term hereof to the Maturity Date, and (y) with respect to a Partial Release, the amount of the corresponding installment of the principal and interest required to be paid with respect to the Partial Release Parcel(s) so Defeased, (in either case the "Defeasance
                                                                ----------
                    Collateral Payments"), for the balance of the term hereof to
                    -------------------
                    the Maturity Date (provided that for all purposes of this
                    Section 12.5,  all principal, accrued interest and other
                    ------------
                    amounts payable under this Mortgage, the Note and the other Loan Documents shall be due and payable in full on the Maturity Date). The Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Mortgagee or accompanied by a written instrument of transfer in form and substance satisfactory to Mortgagee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest in the Defeasance Collateral in favor of Mortgagee in conformity with all applicable state and federal laws governing granting of such security interests;

             (iii) a certificate of Mortgagor certifying that all of the requirements set forth in this Section 12.5 have been
                                                   ------------
                    satisfied;

             (iv) an opinion of counsel for Mortgagor in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that (x) Mortgagee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Mortgagor in accordance with its terms and (y) that any trust formed as a REMIC pursuant to a securitization will not fail to maintain its status as a REMIC as a result of such defeasance;

             (v) such other certificates, documents or instruments as Mortgagee may reasonably require;

             (vi)   upon compliance with the requirements of this Section 12.5,
                                                                  ------------
                    the Mortgaged Property (or the Partial Release Parcels, in the event of a Partial Release) shall be released from the lien of this Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note (or, in the event of a Partial Release, the "Defeased Note," as hereinafter defined), and all other obligations under the Loan Documents. In the event of a Partial Release, the Note shall be amended, modified to reduce the unpaid principal balance and modify the payment schedule to account for the Partial Release Payment, and Mortgagor shall execute and deliver to Mortgagee a new note, as follows: the Note shall be in the principal amount of the then unpaid principal balance of the Note, less the amount of the applicable Partial Release
                          ----
                    Price, and continuing to be
                    secured by the Mortgaged Property remaining after the Partial Release; and the new note shall be in the principal amount equal to the applicable Partial Release Price and to be secured by the Defeasance Collateral [such new note, secured by the Defeasance Collateral, being sometimes referred to as the "Defeased Note"]). Mortgagee will, at
                                        --------------
                    Mortgagor's expense, execute and deliver any agreements
                    reasonably requested by Mortgagor to release the lien of the Mortgage and any other appropriate Loan Documents from the applicable Mortgaged Property; and

             (vii) upon the release of the applicable Mortgaged Property in accordance with this Section 12.5, Mortgagor may assign all
                                         ------------
                    its obligations and rights under the Note, or, in the event of a partial Defeasance, under the Defeased Note, together with the pledged Defeasance Collateral, to a successor entity designated by Mortgagor and approved by Mortgagee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Mortgagee in its sole discretion pursuant to which it shall assume Mortgagor's obligations under the Note or, in the event of a partial Defeasance, the Defeased Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Mortgagor shall (x) deliver to Mortgagee an opinion of counsel in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that such assumption agreement and, in the event of a partial Defeasance, the Defeased Note, are enforceable against Mortgagor in accordance with their respective terms and that such assumption agreement, under the Note or, in the event of a partial Defeasance, under the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses incurred by Mortgagee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Mortgagor shall be relieved of its obligations (a) in the event of total Defeasance, under the Note, the other Loan Documents and the Defeasance Security Agreement and (b) in the event of a partial Defeasance, under the Defeased Note and the Defeasance Security Agreement.

          Upon compliance with the requirements of this Section 12.5, the
                                                        ------------
     Mortgaged Property shall be released from the lien of this Mortgage and the other Loan Documents, and the balance of the Mortgaged Property, if any, shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Mortgagee will, at Mortgagor's expense, execute and deliver any agreements reasonably requested by Mortgagor to release the lien this Mortgage from the Mortgaged Property, or the Release Parcels as applicable

          12.6.  Optional Prepayment Date Provisions.  INTENTIONALLY DELETED.
                 -----------------------------------

                                 ARTICLE XIII.
                              SECURITY PROVISIONS
                              -------------------

          13.1.  Security Interest.  This Mortgage is also intended to encumber
                 -----------------
and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, all sums on deposit with Mortgagee pursuant to the provisions of Section 1.2, Section 5.1, and Section 5.2 hereof or any other
              -----------  -----------      -----------
Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the
                                             ----------
same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may reasonably require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

          13.2.  Security Agreement.  This Mortgage constitutes a security
                 ------------------
agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee in writing with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor thirty (30) days prior to the effective date of any such change. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Mortgagee to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 15.1(e) hereof upon giving the same notice with respect to the sale
   ---------------
of the Mortgaged Property hereunder as is required under said Section 15.1(e).
                                                              ---------------

          The name and principal place of business of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

               DMG NEW JERSEY ALC, INC.
               9955 S.E. Washington
               Suite 303
               Portland, Oregon 97216

          13.3.  Secured Indebtedness.  It is understood and agreed that this
                 --------------------
Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

                                  ARTICLE XIV.

                                    DEFAULT
                                    -------

          14.1.  Events of Default.  The occurrence of any of the following
                 -----------------
events shall be an "Event of Default" hereunder:

          (a) Mortgagor fails to timely make payments of principal or interest as stipulated in the Note and any such payment is not made within ten (10) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date).

          (b) Mortgagor fails to provide insurance as required by Section 2.1
                                                                  -----------
hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 4.1, Section 6.3 or Section 10.4 hereof.
                       -----------  -----------    ------------

          (c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 14.1, and, to the extent such failure or default is
                  ------------
susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor;

provided, however, that if such default is susceptible of cure but such cure
- --------  -------
cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

          (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal, general partner, manager or member in Mortgagor, or by any Indemnitor is determined by Mortgagee to have been false or misleading in any material respect at the time made.

          (e) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

          (f) Mortgagor, any principal, general partner or managing member in Mortgagor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner or managing member of Mortgagor or for any Indemnitor or for a substantial part of the assets of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, insolvency, reorganization, arrangement, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect.

          (g) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any principal, general partner or managing member of Mortgagor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any principal, general partner or managing member of Mortgagor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner or managing member of Mortgagor or for any Indemnitor, or for any substantial part of any of the properties of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

          (h) The Mortgaged Property or any part thereof is taken on execution or other process of law in any action against Mortgagor.

          (i) Mortgagor abandons all or a portion of the Mortgaged Property.

          (j) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest other than in connection with A/R Financing permitted pursuant to the terms of Section 10.5), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

          (k) The Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee determines that it is not adequately protected from any loss, damage or risk associated therewith.

          (l) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any of its principals, any general partner or any managing member.

          (m) The business conducted by Mortgagor or operation of the Mortgaged Property is in imminent danger of being suspended as a result of any violation of any state, local or federal rule, law or regulation.

                                   ARTICLE XV.

                                    REMEDIES
                                    --------

          15.1.  Remedies Available.  If there shall occur an Event of Default
                 ------------------
under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

          (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

          (b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

          (c) Collect Rents and Profits. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

          (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in
Section 15.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

          (e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the Mortgaged Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Mortgaged Property or any part thereof.

          (f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, upon written request of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

          (g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

          15.2.  Application of Proceeds.  To the fullest extent permitted by
                 -----------------------
law, the proceeds of any sale under this Mortgage shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

          (a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

          (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

          (c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

          (d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

          15.3.  Right and Authority of Receiver or Mortgagee in the Event of
                 ------------------------------------------------------------
Default; Power of Attorney.  Upon the occurrence of an Event of Default, and
- --------------------------
entry upon the Mortgaged Property pursuant to Section 15.1(b) hereof or
                                              ---------------
appointment of a receiver pursuant to Section 15.1(d) hereof, and under such
                                      ---------------
terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Mortgaged Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property;
(g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers granted herein and in the other Loan Documents; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee or the receiver in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee or the receiver may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any Tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such Tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby irrevocably constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently. Any money advanced by Mortgagee in connection with any action taken under this Section 15.3, together with interest thereon at
                                 ------------
the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing all or any portion of the Debt.

          15.4.  Occupancy After Foreclosure.  In the event there is a
                 ---------------------------
foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Mortgagor (except Tenants under Leases entered into prior to the date hereof), are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the higher of either (i) any rate provided in a lease then in effect with Mortgagor or, if none exists, then (ii) the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

          15.5.  Notice to Account Debtors.  Mortgagee may, at any time after an
                 -------------------------
Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Mortgaged Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

          15.6.  Cumulative Remedies.  All remedies contained in this Mortgage
                 -------------------
are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise.

          15.7.  Payment of Expenses.  Mortgagor shall pay on demand all of
                 -------------------
Mortgagee's expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

          15.8.  Mortgagor's Waivers.  To the full extent permitted by law,
                 -------------------
Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Mortgagor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. (S)105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

          15.9.  Submission to Jurisdiction; Waiver of Jury Trial.
                 ------------------------------------------------

          (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING

TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

          (b) EACH OF MORTGAGOR AND MORTGAGEE BY ITS ACCEPTANCE OF THIS MORTGAGE, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MORTGAGOR HEREBY CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID TO MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED HEREINABOVE.

                                  ARTICLE XVI.

                       MISCELLANEOUS TERMS AND CONDITIONS
                       ----------------------------------

          16.1.  Time of Essence.  Time is of the essence with respect to all
                 ---------------
provisions of this Mortgage.

          16.2.  Release of Mortgage.  If all of the Debt be paid, then and in
                 -------------------
that event only, all rights under this Mortgage, except for those provisions hereof which by their terms survive, shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Mortgagee in due form at Mortgagor's cost.

          16.3.  Notices.  All notices, demands, requests or other
                 -------
communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          16.4.  Successors and Assigns; Joint and Several Liability.  The
                 ---------------------------------------------------
terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. The term "Mortgagee" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If more than one person or entity is the "Mortgagor" hereunder, each is jointly and severally liable to perform the obligations of Mortgagor hereunder and all representations, warranties, covenants and agreements made by Mortgagor hereunder are joint and several.

          16.5.  Severability.  A determination that any provision of this
                 ------------
Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

          16.6.  Gender.  Within this Mortgage, words of any gender shall be
                 ------
held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

          16.7.  Waiver; Discontinuance of Proceedings.  Mortgagee may waive any
                 -------------------------------------
single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. No waiver of an Event of Default shall be valid for any purpose hereunder unless given in writing by Mortgagee. Mortgagee may cure any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.
          16.8.  Section Headings.  The headings of the sections and paragraphs
                 ----------------
of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

          16.9.  Governing Law.  THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED
                 -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES.

          16.10.  Counting of Days.  The term "days" when used herein shall mean
                  ----------------
calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the state in which the Premises are located and in New York, New York are authorized by law to be closed.

          16.11.  Relationship of the Parties.  The relationship between
                  ---------------------------
Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

          16.12.  Unsecured Portion of Indebtedness.  If any part of the Debt
                  ---------------------------------
cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

          16.13.  Cross Default.  An Event of Default hereunder shall be a
                  -------------
default under each of the other Loan Documents.

          16.14.  Inconsistency with Other Loan Documents.  In the event of any
                  ---------------------------------------
inconsistency between the provisions hereof and the provisions in any of the other Loan

Documents, it is intended that the provisions of the Note shall control over the provisions of this Mortgage, and that the provisions of this Mortgage shall control over the provisions of the Assignment of Leases and Rents and Profits, the Environmental Indemnity Agreement and the other Loan Documents.

          16.15.  No Merger.  It is the desire and intention of the parties
                  ---------
hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Mortgaged Property.

          16.16.  Rights With Respect to Junior Encumbrances.  Without implying
                  ------------------------------------------
that any person or entity has the right to do so, any person or entity purporting to have or to take a junior Mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

          16.17.  Mortgagee May File Proofs of Claim.  In the case of any
                  ----------------------------------
receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, general partners or managing members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

          16.18.  Fixture Filing.  This Mortgage shall be effective from the
                  --------------
date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The Mortgaged Property are or are to become fixtures. The address of the Mortgagee from whom information concerning the security interest in the Mortgaged Property may be obtained is as set forth on page 1 of this Mortgage.

          16.19.  Counterparts.  This Mortgage may be executed in any number of
                  ------------
counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if the signatory(s) hereto had signed the same signature page.

          16.20.  Recording and Filing.  Mortgagor will cause the Loan Documents
                  --------------------
and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

          16.21.  Entire Agreement and Modifications.  This Mortgage and the
                  ----------------------------------
other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

          16.22.  Maximum Interest.  The provisions of this Mortgage and of all
                  ----------------
agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount charged, contracted for, received, paid, or agreed to be paid ("Interest") to Mortgagee for the use,
                                       --------
forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such
- ---- -----
limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Mortgagor and Mortgagee.

                                    PART II

                          NEW JERSEY STATE PROVISIONS

          17.01  Certain Matters Relating to Mortgaged Property Located in the
                 -------------------------------------------------------------
State of New Jersey.  With respect to the Mortgaged Property which is located in
- -------------------
the State of New Jersey notwithstanding anything contained herein to the contrary:

          (a) In the event of any inconsistencies between the terms and conditions of Part I and Part II of this Mortgage, the terms of Part II shall control and be binding.

          (b) Paragraph 4.1(a) of this Mortgage is hereby deleted in its entirety and the following Paragraph 4.1(a) is substituted therefor:

          "4.1(a) Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and
                                     ------
     Recovery Act, as amended ("RCRA"), the Emergency Planning and Community
                                ----
     Right-to-Know Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et.seq., as amended

     ("ISRA"), the New Jersey Spill Compensation and  Control Act, N.J.S.A.
       ----
     58:10-23.11 et. seq., as amended, the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-1, et seq., as amended, the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., as amended, the Sanitary Landfill Facility Closure and Contingency Fund Act, N.J.S.A. 13:1E-100 et seq., as amended, and any state super-lien and environmental clean-up statutes and all regulations adopted in respect to the foregoing laws (collectively, "Environmental Laws"); (b) the Mortgaged Property is
                          ------------------
     not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls, radon, formaldehyde insulation and any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances")
                                                        --------------------
     except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws ("Permitted Materials"); (c) no
                                                  -------------------
     Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no underground storage tanks exist on any of the Mortgaged Property; and (e) the Mortgaged Property is not located within a "freshwater wetlands" or a "transition area," each as defined by N.J.S.A. 13:9B-3, and is not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1 et. seq., or the
                                                           --- ---
     rules and regulations promulgated thereunder. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of Mortgagee's Consultant (hereinafter defined)), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 4.1(a) shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

                 (b) Mortgagor shall not conduct or cause or permit to be conducted on the Mortgaged Property any activity which constitutes an Industrial Establishment (as such term is defined in ISRA) without the prior written consent of Mortgagee. In the event that the provisions of ISRA become applicable to the Mortgaged Property subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Mortgagee and shall take immediate requisite action to insure full compliance therewith. Mortgagor shall deliver to Mortgagee copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. Mortgagor's obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to this Mortgage. In connection with the purchase of the Mortgaged Property, Mortgagor required that the seller of the Mortgaged Property comply with the provisions of ISRA and the Seller did comply therewith.

               (c) The Mortgaged Property has not been and is not now being used as a Major Facility (as defined in the Environmental Laws), and Mortgagor shall not use any such property as a Major Facility in the future without the prior written consent of Mortgagee. If Mortgagor ever becomes an owner or operator of a Major Facility, then Mortgagor shall furnish the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of the Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. 58:10-23, 11b."

          (c) If, after receipt of any payment of all or any part of the Debt, Mortgagee is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Mortgage and the other Loan Documents shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Section 17.01(c) shall survive the
                                    ----------------
cancellation or discharge of this Mortgage and shall remain effective notwithstanding the payment of the Debt, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Debt or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the Debt having become final and irrevocable.

     17.02 RECEIPT OF MORTGAGE.  MORTGAGOR HEREBY ACKNOWLEDGES RECEIPT OF A TRUE
           -------------------
COPY OF THIS MORTGAGE, WITHOUT CHARGE.



     17.03 (a) Forced Insurance Notice.  WARNING: UNLESS MORTGAGOR PROVIDES
               -----------------------
MORTGAGEE WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE LOAN DOCUMENTS, THE MORTGAGEE MAY PURCHASE INSURANCE AT MORTGAGOR'S EXPENSE TO PROTECT MORTGAGEE'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT MORTGAGOR'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE MORTGAGEE PURCHASES MAY NOT PAY ANY CLAIM MORTGAGOR MAKES OR ANY CLAIM MADE AGAINST MORTGAGOR MORTGAGOR MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT MORTGAGOR HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.

          MORTGAGOR IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY MORTGAGEE. THE COST OF THIS INSURANCE MAY BE ADDED TO THE LOAN BALANCE. IF THIS COST IS ADDED TO THE LOAN BALANCE, THE INTEREST RATE PAYABLE UNDER THE UNDERLYING LOAN WILL APPLY TO THE ADDED AMOUNT. THE EFFECTIVE DATE OF THE COVERAGE MAY BE THE DATE MORTGAGOR'S PRIOR COVERAGE LAPSED OR THE DATE MORTGAGOR FAILED TO PROVIDE PROOF OF COVERAGE.

          THE COVERAGE MORTGAGEE PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE MORTGAGOR CAN OBTAIN ON MORTGAGOR'S OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

          (b) No Oral Commitments Notice.  UNDER OREGON LAW, MOST AGREEMENTS,
              --------------------------
PROMISES AND COMMITMENTS MADE BY MORTGAGEE AFTER NOVEMBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE MORTGAGOR'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

          [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first written above.

                         MORTGAGOR:
                         ---------


                         DMG NEW JERSEY ALC, INC. ,
                         a Nevada corporation


                         By:  _____________________
                         Name:
                         Title:


  TRANSATLANTIC CAPITAL COMPANY, L.L.C.,
  31 West 52nd
  10th Floor
  New York, New York  10019


  -------------------------------------
  On behalf of the Mortgagee

STATE OF                      )
                              ) ss:
COUNTY OF                     )

          BE IT REMEMBERED, that on this _____ day of November, 1998 before me, the subscriber, personally appeared ______________________________ who, I am satisfied, is the person who signed the within instrument as ___________________________ of DMG NEW JERSEY ALC, INC., a Nevada corporation, named therein and this person thereupon acknowledged that the said instrument made by said corporation and sealed with its corporate seal, was signed, sealed and delivered by this person as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from said corporation's Board of Directors.


                                                --------------------------------

                                                                  BURLINGTON, NJ
                                   EXHIBIT A

All that certain tract, parcel and lot of land lying and being situate in the Township of Burlington, County of Burlington, State of New Jersey, being more particularly described as follows:

Beginning at a point in the southerly line of Sunset Road (Burlington County Route No. 634, 49.50 feet wide), at its intersection with the easterly line of Tax Map Lot 7.05, Block 119, and extending; thence

(1) South 87 degrees 30 minutes 00 seconds east, along the southerly line of Sunset Road, 609.67 feet to a point; thence

(2) South 19 degrees 45 minutes 00 seconds west, along the westerly line of Tax Map Lot 7.06, Block 119, 383.79 feet to a point; thence

(3) North 77 degrees 15 minutes 00 seconds west, along the northerly line of Tax Map Lot 10, Block 119, 397.64 feet to a point; thence

(4) North 16 degrees 58 minutes 13 seconds west, along the easterly line of Tax Map Lot 7.05, Block 119, 313.71 feet to a point in the southerly line of Sunset Road, being the point and place of beginning.

Lot 7.03, Block 119, on the official Tax Map of Burlington Township.

                                                                  PENNSVILLE, NJ

All that certain tract, parcel and lot of land lying and being situate in the Township of Middle, County of Cape May, State of New Jersey, being more particularly described as follows:

Beginning at a point in the northeasterly line of New Jersey State Highway Route 47 (66 feet wide) at the intersection with the southeasterly line of Tax Map Lot 26, Block 1414.01, extending; thence

(1) North 38 degrees 28 minutes 30 seconds east, along the southeasterly line of Tax map Lots 26 and 12.01, Block 1414.01, 565.51 feet to a point; thence

(2) South 27 degrees 30 minutes east, along the southwesterly line of Tax Map Lot 24, Block 1414.01, 327.48 feet to a point; thence

(3) South 38 degrees 28 minutes 30 seconds west, along the northwesterly line of Tax Map Lot 25.03, Block 1414.01, 455.24 feet to a point in the northeasterly line of New Jersey State Highway Route 47; thence

(4) North 47 degrees 7 minutes 00 seconds west, along the northeasterly line of New Jersey State Highway Route 47, 300 feet to the point and place of beginning.

Being known and designated as Lot 25.01, Block 1414.01 on the Tax Map of the Township of Middle, Cape May County, New Jersey.

Lot 25.01, Block 1414.01, on the Official Tax Map of Middle Township

                                                                  RIO GRANDE, NJ

All that certain tract, parcel and lot of land lying and being situate in the Township of Pennsville, County of Salem, State of New Jersey, being more particularly described as follows:

Beginning at a point in the westerly line of Supawna Road, (at this point 50 feet wide as widened 17.00 feet eastwardly from the original easterly line of same), at its intersection with the southerly line of Tax Map Lot 3, Block 4503, lands now or formerly of Joseph and Debra Galanti, and extending; thence

(1) South 06 degrees 57 minutes 49 seconds west, along the westerly line of Supawna Road, 154.91 feet to an angle point in same;

(2) South 07 degrees 05 minutes 49 seconds west, continuing along the westerly line of Supawna Road, 331.00 feet to a point;

(3) North 82 degrees 54 minutes 25 seconds west, 351.28 feet to a point in the approximate center line of an existing drainage ditch flowing southwardly from the aforementioned lands of Galenti; thence

(4) North 9 degrees 02 minutes 17 seconds east, along the approximate center line of said ditch (for this and the following two courses), 36.76 feet to a point; thence

(5) North 12 degrees 34 minutes 54 seconds east, 350.00 feet to a point; thence

(6) North 12 degrees 28 minutes 29 seconds east, 137.91 feet to a point in the southerly line of Tax Map Lot 3; thence

(7) South 76 degrees 02 minutes 21 seconds east, along same, 305.47 feet to the point and place of beginning.

Lot 4.01, Block 4503, on the Official Tax Map of Pennsville Township.

                                   SCHEDULE I
                                   ----------

                         Property Specific Information
                         -----------------------------

                                               Allocated Loan     Replacement Reserve
                 Premises                          Amount

- --------------------------------------------------------------------------------------
1. Granville (Burlingson)                        $2,980,000.00   $812.50/month
2. Chapin (Rio Grande)                           $2,980,000.00   $812.50/month
3. Lindsay (Pennsville)                          $2,740,000.00   $812.50/month
Total                                            $8,700,000.00   $2,437.50/month
- --------------------------------------------------------------------------------------